Exhibit 99.3

ESL Investments, Inc.,

1170 Kane Concourse, Suite 200

Bay Harbor Islands, FL 33154

VIA Electronic Mail

February 12, 2019

The Board of Directors

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attention: General Counsel

email: counsel@searshc.com

RE: Resignation from the Board of Directors of Sears Holdings Corporation

The Board of Directors of Sears Holdings Corporation:

I hereby resign, effective immediately, from my position as a director of Sears Holdings Corporation (the “Company”) and each of its subsidiaries, without the need of acceptance or any further action by the Company, the Board of Directors of the Company or any other person.

The reasons for my resignation relate the acquisition of substantially all of the assets of the Company by Transform Holdco LLC and are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

[Remainder of this Page Intentionally Left Blank]

Sincerely,

/s/ Kunal S. Kamlani
Kunal S. Kamlani

[Signature Page to Resignation Letter]